Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2019 Results

  Increased full year 2019 Reported and Adjusted EPS guidance
  Bookings of $1.1 billion demonstrate benefits of growth-oriented initiatives
  Flowserve 2.0 transformation program delivering strong margin improvement
  Free cash flow for 2019 improved $113 million year-over-year through June 30

DALLAS--(BUSINESS WIRE)--July 31, 2019--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights (all comparisons to the 2018 second quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) were $0.44, and Adjusted[1] EPS of $0.54
    Pre-tax adjusted items include $13.9 million of realignment and transformation activities and approximately $3.1 million of negative below-the-line FX impact
    Adjusted EPS increased approximately 32% year-over-year
  Total bookings were $1.11 billion, up 6.5%, or 9.9% on a constant currency basis, and included approximately 1.0% negative impact related to divested businesses
    Aftermarket bookings were $508.2 million, or 46% of total bookings, up 0.8%, or 4.5% on a constant currency basis
    Original equipment bookings were up 11.9%, or 15.0% on a constant currency basis
  Backlog as of June 30, 2019 was $2.2 billion, up 14.0% versus 2018 year-end, on 1.12 book-to-bill
  Sales were $990.1 million, up 1.7%, or 4.7% on a constant currency basis and included approximately 1.5% negative impact related to divested businesses
    Aftermarket sales were $497.5 million, up 2.0%, or 5.4% on a constant currency basis
  Reported gross and operating margins were 32.1% and 9.9%, up 270 basis points and 510 basis points, respectively
    Adjusted gross and operating margins[2] were 32.5% and 11.3%, up 60 basis points and 200 basis points, respectively

“Flowserve delivered strong results in the second quarter, including year-over-year growth in bookings, sales, margins and net income,” said Scott Rowe, Flowserve’s president and chief executive officer. “Our results demonstrate that we are building momentum as we continued to drive operational improvements while delivering solid margin enhancement and increased backlog quality. Our bookings this quarter, the highest quarterly level in over three years, included important new awards across a range of end markets such as midstream pipeline, LNG, refinery regulation driven upgrades and solar, which helped drive strong original equipment order growth. At the same time, our Flowserve 2.0 commercial intensity initiative supported increased capture of customer’s aftermarket spending.”

“In addition to our strong top- and bottom-line performance, our focus on cash flow and working capital improvements, driven by Flowserve 2.0 transformation initiatives, delivered first-half 2019 free cash flow improvement of $113 million compared to the prior year,” added Lee Eckert, Flowserve’s senior vice president and chief financial officer. “As a result of our solid first half 2019 financial results and confidence in the remainder of the year, we are increasing our full year Reported and Adjusted EPS[1] target range.”

Rowe concluded, “I am pleased with the continued progress of our Flowserve 2.0 transformation program, including the early benefits of our recent pumps platform combination to better leverage Flowserve’s scale and drive value for our customers. Our transformation journey continues to gain momentum, which provides confidence in achieving our revised 2019 outlook, as well as our longer-term financial targets. We remain focused on executing our strategy to drive long-term value for our customers, employees and shareholders.”

Full Year 2019 Guidance[3]

Flowserve today revised its 2019 guidance, including increasing its Reported and Adjusted EPS target to a range of $1.75 to $1.90 and $2.05 to $2.20, respectively. Both the Reported and the Adjusted EPS target range now include an expected revenue increase of approximately 4.0% to 5.0% year-over-year and remain based on the other previously announced assumptions.

Second Quarter 2019 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, August 1st at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2019 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes year-end 2018 FX rates and approximately 132 million fully diluted shares.

- FX headwind is calculated by comparing the difference between the actual average FX rates of 2018 and the year-end 2018 spot rates both as applied to our 2019 expectations, divided by the number of shares expected for 2019.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2019	2018

Sales	$990,084	$973,129
Cost of sales	(672,051)	(687,072)
Gross profit	318,033	286,057
Selling, general and administrative expense	(223,676)	(240,791)
Net earnings from affiliates	3,661	1,445
Operating income	98,018	46,711
Interest expense	(14,013)	(14,939)
Interest income	2,218	1,330
Other income (expense), net	(3,336)	(4,770)
Earnings before income taxes	82,887	28,332
Provision for income taxes	(22,413)	(13,545)
Net earnings, including noncontrolling interests	60,474	14,787
Less: Net earnings attributable to noncontrolling interests	(2,302)	(1,567)
Net earnings attributable to Flowserve Corporation	$58,172	$13,220

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$0.10
Diluted	0.44	0.10

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$990,084	$-		$-		$990,084
Gross profit	318,033	(3,863)		-		321,896
Gross margin	32.1%	-		-		32.5%

Selling, general and administrative expense	(223,676)	(2,437)		(7,573)	(3)	(213,666)

Operating income	98,018	(6,300)		(7,573)		111,891
Operating income as a percentage of sales	9.9%	-		-		11.3%

Interest and other expense, net	(15,131)	-		(3,079)	(4)	(12,052)

Earnings before income taxes	82,887	(6,300)		(10,652)		99,839
Provision for income taxes	(22,413)	980	(2)	2,552	(5)	(25,945)
Tax Rate	27.0%	15.6%		24.0%		26.0%

Net earnings attributable to Flowserve Corporation	$58,172	$(5,320)		$(8,100)		$71,592

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$(0.04)		$(0.06)		$0.55
Diluted	0.44	(0.04)		(0.06)		0.54

Basic number of shares used for calculation	131,147	131,147		131,147		131,147
Diluted number of shares used for calculation	131,754	131,754		131,754		131,754

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$973,129	$-		$-		$973,129
Gross profit	286,057	(16,229)		(7,713)	(3)	309,999
Gross margin	29.4%	-		-		31.9%

Selling, general and administrative expense	(240,791)	(4,511)		(14,912)	(4)	(221,368)

Operating income	46,711	(20,740)		(22,625)		90,076
Operating income as a percentage of sales	4.8%	-		-		9.3%

Interest and other expense, net	(18,379)	-		(4,062)	(5)	(14,317)

Earnings before income taxes	28,332	(20,740)		(26,687)		75,759
Provision for income taxes	(13,545)	4,721	(2)	1,516	(6)	(19,782)
Tax Rate	47.8%	22.8%		5.7%		26.1%

Net earnings attributable to Flowserve Corporation	$13,220	$(16,019)		$(25,171)		$54,410

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.10	$(0.12)		$(0.19)		$0.42
Diluted	$0.10	$(0.12)		$(0.19)		$0.41

Basic number of shares used for calculation	130,844	130,844		130,844		130,844
Diluted number of shares used for calculation	131,226	131,226		131,226		131,226

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to FPD divestiture write-down of assets
(4) Represents $9.7 million related to FPD divestiture write-down of assets, $2.4 million related to implementation costs for the adoption of ASC 606 and $2.9 million related to Flowserve 2.0 transformation efforts
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

FLOWSERVE CORPORATION
SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$761.9	$720.8
Sales	674.6	668.4
Gross profit	222.7	186.4
Gross profit margin	33.0%	27.9%
SG&A	150.2	157.0
Segment operating income	76.2	31.6
Segment operating income as a percentage of sales	11.3%	4.7%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$346.4	$318.6
Sales	316.9	306.5
Gross profit	99.4	101.0
Gross profit margin	31.4%	33.0%
SG&A	53.3	53.9
Segment operating income	46.2	46.4
Segment operating income as a percentage of sales	14.6%	15.1%

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2019	2018

Sales	$1,880,135	$1,893,083
Cost of sales	(1,268,026)	(1,335,593)
Gross profit	612,109	557,490
Selling, general and administrative expense	(428,830)	(469,966)
Net earnings from affiliates	5,970	4,613
Operating income	189,249	92,137
Interest expense	(28,044)	(29,818)
Interest income	4,241	2,968
Other income (expense), net	(6,476)	(11,925)
Earnings before income taxes	158,970	53,362
Provision for income taxes	(38,999)	(22,116)
Net earnings, including noncontrolling interests	119,971	31,246
Less: Net earnings attributable to noncontrolling interests	(4,538)	(2,883)
Net earnings attributable to Flowserve Corporation	$115,433	$28,363

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.88	$0.22
Diluted	0.88	0.22

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,880,135	$-		$-		$1,880,135
Gross profit	612,109	(9,363)		-		621,472
Gross margin	32.6%	-		-		33.1%

Selling, general and administrative expense	(428,830)	14,993		(15,986)	(3)	(427,837)

Operating income	189,249	5,630		(15,986)		199,605
Operating income as a percentage of sales	10.1%	-		-		10.6%

Interest and other expense, net	(30,279)	-		(5,786)	(4)	(24,493)

Earnings before income taxes	158,970	5,630		(21,772)		175,112
Provision for income taxes	(39,000)	961	(2)	5,263	(5)	(45,224)
Tax Rate	24.5%	-17.1%		24.2%		25.8%

Net earnings attributable to Flowserve Corporation	$115,433	$6,591		$(16,509)		$125,351

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.88	$0.05		$(0.13)		$0.96
Diluted	0.88	0.05		(0.13)		0.95

Basic number of shares used for calculation	131,065	131,065		131,065		131,065
Diluted number of shares used for calculation	131,643	131,643		131,643		131,643

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs.
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,893,083	$-		$-		$1,893,083
Gross profit	557,490	(23,385)		(7,713)	(3)	588,588
Gross margin	29.4%	-		-		31.1%

Selling, general and administrative expense	(469,966)	(8,829)		(20,379)	(4)	(440,758)

Operating income	92,137	(32,214)		(28,092)		152,443
Operating income as a percentage of sales	4.9%	-		-		8.1%

Interest and other expense, net	(38,775)	-		(12,014)	(5)	(26,761)

Earnings before income taxes	53,362	(32,214)		(40,106)		125,682
Provision for income taxes	(22,116)	7,016	(2)	4,354	(6)	(33,486)
Tax Rate	41.4%	21.8%		10.9%		26.6%

Net earnings attributable to Flowserve Corporation	$28,363	$(25,198)		$(35,752)		$89,313

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$(0.19)		$(0.27)		$0.68
Diluted	$0.22	$(0.19)		$(0.27)		$0.68

Basic number of shares used for calculation	130,803	130,803		130,803		130,803
Diluted number of shares used for calculation	131,161	131,161		131,161		131,161

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to FPD divestiture write-down of assets
(4) Represents $9.7 million related to FPD divestiture write-down of assets, $7.3 million related to implementation costs for the adoption of ASC 606 and $3.4 million related to Flowserve 2.0 transformation efforts
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

FLOWSERVE CORPORATION
SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$1,512.0	$1,324.9
Sales	1,284.0	1,312.9
Gross profit	423.3	369.8
Gross profit margin	33.0%	28.2%
SG&A	272.6	308.7
Segment operating income	156.6	66.3
Segment operating income as a percentage of sales	12.2%	5.0%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2019	2018
Bookings	$659.6	$645.3
Sales	599.1	583.7
Gross profit	197.2	189.2
Gross profit margin	32.9%	32.4%
SG&A	106.6	108.2
Segment operating income	90.6	80.3
Segment operating income as a percentage of sales	15.1%	13.8%

Second Quarter and Year-to-Date 2019 - Segment Results
(dollars in millions, comparison vs. 2018 second quarter and year-to-date, unaudited)

	FPD		FCD
	2nd Qtr	YTD	2nd Qtr	YTD
Bookings	$761.9	$1,512.0	$346.4	$659.6
- vs. prior year	5.7%	14.1%	8.7%	2.2%
- on constant currency	9.2%	18.2%	11.9%	5.4%

Sales	$674.6	$1,284.0	$316.9	$599.1
- vs. prior year	0.9%	-2.2%	3.4%	2.6%
- on constant currency	3.9%	1.1%	6.3%	5.8%

Gross Profit	$222.7	$423.3	$99.4	$197.2
- vs. prior year	19.5%	14.5%	-1.6%	4.2%

Gross Margin (% of sales)	33.0%	33.0%	31.4%	32.9%
- vs. prior year (in basis points)	510 bps	480 bps	(160) bps	50 bps

Operating Income	$76.2	$156.6	$46.2	$90.6
- vs. prior year	141.1%	136.2%	-0.4%	12.8%
- on constant currency	149.8%	146.9%	1.8%	15.7%

Operating Margin (% of sales)	11.3%	12.2%	14.6%	15.1%
- vs. prior year (in basis points)	660 bps	720 bps	(50) bps	130 bps

Adjusted Operating Income *	$81.6	$148.7	$46.4	$91.6
- vs. prior year	21.8%	35.4%	-3.7%	8.5%
- on constant currency	25.9%	41.9%	-1.5%	11.3%

Adj. Oper. Margin (% of sales)*	12.1%	11.6%	14.6%	15.3%
- vs. prior year (in basis points)	210 bps	320 bps	(110) bps	80 bps

Backlog	$1,494.9		$665.6

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(Amounts in thousands, except par value)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$596,470	$619,683
Accounts receivable, net of allowance for doubtful accounts of $53,251 and $51,501, respectively	806,724	792,434
Contract assets, net	215,440	228,579
Inventories, net	680,898	633,871
Prepaid expenses and other	109,792	108,578
Total current assets	2,409,324	2,383,145
Property, plant and equipment, net of accumulated depreciation of $992,196 and $956,634, respectively	590,213	610,096
Operating lease right-of-use assets, net	189,966	-
Goodwill	1,195,116	1,197,640
Deferred taxes	54,576	44,682
Other intangible assets, net	183,113	190,550
Other assets, net	198,901	190,164
Total assets	$4,821,209	$4,616,277

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$402,118	$418,893
Accrued liabilities	339,297	391,406
Contract liabilities	209,689	202,458
Debt due within one year	71,495	68,218
Operating lease liabilities	36,272	-
Total current liabilities	1,058,871	1,080,975
Long-term debt due after one year	1,386,475	1,414,829
Operating lease liabilities	153,401	-
Retirement obligations and other liabilities	472,674	459,693
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	493,037	494,551
Retained earnings	3,607,928	3,543,007
Treasury shares, at cost – 45,943 and 46,237 shares, respectively	(2,036,857)	(2,049,404)
Deferred compensation obligation	8,219	7,117
Accumulated other comprehensive loss	(567,007)	(573,947)
Total Flowserve Corporation shareholders' equity	1,726,311	1,642,315
Noncontrolling interests	23,477	18,465
Total equity	1,749,788	1,660,780
Total liabilities and equity	$4,821,209	$4,616,277

FLOWSERVE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30
(Amounts in thousands)	2019	2018

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$119,971	$31,246
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	46,666	49,169
Amortization of intangible and other assets	8,003	8,467
Stock-based compensation	15,354	8,395
Foreign currency and other non-cash adjustments	(20,206)	35,037
Change in assets and liabilities:
Accounts receivable, net	(13,445)	(32,235)
Inventories, net	(47,610)	(57,414)
Contract assets, net	12,432	(48,907)
Prepaid expenses and other assets, net	4,949	2,353
Accounts payable	(20,660)	(10,550)
Contract liabilities	6,744	(384)
Accrued liabilities and income taxes payable	(56,935)	(44,756)
Retirement obligations and other	(6,824)	4,478
Net deferred taxes	911	(1,636)
Net cash flows provided (used) by operating activities	49,350	(56,737)
Cash flows – Investing activities:
Capital expenditures	(25,267)	(31,747)
Proceeds from disposal of assets and other	40,302	908
Net cash flows provided (used) by investing activities	15,035	(30,839)
Cash flows – Financing activities:
Payments on long-term debt	(30,000)	(30,000)
Proceeds under other financing arrangements	1,699	2,253
Payments under other financing arrangements	(5,124)	(6,282)
Payments related to tax withholding for stock-based compensation	(3,441)	(2,931)
Payments of dividends	(49,772)	(49,681)
Other	(190)	(607)
Net cash flows provided (used) by financing activities	(86,828)	(87,248)
Effect of exchange rate changes on cash	(770)	(11,179)
Net change in cash and cash equivalents	(23,213)	(186,003)
Cash and cash equivalents at beginning of period	619,683	703,445
Cash and cash equivalents at end of period	$596,470	$517,442

Contacts

Flowserve Contacts
Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate & Marketing Communications (972) 443-6644